Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release
Wednesday, January 28, 2009

Tompkins Financial Corporation reports record earnings for 2008

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE Alternext US)

Tompkins Financial Corporation reported net income of $29.8 million for the full year ended December 31, 2008, an increase of 13.1% over the $26.4 million reported for the same period in 2007. Diluted earnings per share of $3.06 for the full year ended December 31, 2008, were up 13.3% when compared to the $2.70 of diluted earnings per share earning reported in 2007.

For the fourth quarter of 2008, net income was $7.3 million, down 2.0% compared to net income of $7.4 million for the same period in 2007. Diluted earnings per share of $0.74 for the fourth quarter of 2008, were down 3.9% from the $0.77 per share reported in the fourth quarter of 2007.

Stephen S. Romaine, President and CEO stated, “We are very pleased to report record earnings performance in 2008, a period during which our industry faced unprecedented challenges. Although we have not been immune to challenges in this economy, our performance in 2008 provides confirmation that our consistent focus on a strategy that involves building diversified sources of revenue, managing for sustainable growth, and maintaining high standards for risk management have served us well.”

Total assets were $2.9 billion at December 31, 2008, up $508.3 million or 21.5% from December 31, 2007. Total loans were $1.8 billion at December 31, 2008, representing a 26.2% increase from the prior year. Total deposits at December 31, 2008, were $2.1 billion, up 24.0% from December 31, 2007.

The growth comparisons to prior periods were impacted by the May 9, 2008, acquisition of Sleepy Hollow Bancorp. Immediately following the acquisition, Sleepy Hollow Bank was successfully merged into our Mahopac National Bank subsidiary. Total assets acquired from Sleepy Hollow were $269.2 million, and included $151.2 million in loans, $46.9 million in securities, and resulted in $18.2 million of goodwill. Total deposits in Sleepy Hollow Bank’s five Westchester County, NY branches were $229.0 million at the time of the acquisition.

Balance sheet growth contributed to improved net interest income in 2008, for both the fourth quarter and year to date. Net interest income of $24.8 million in the fourth quarter was up 27.4% over the same period in 2007. For the year to date period, net interest income was $90.4 million, up 22.1% from the same period last year. Net interest income also benefited from an improved net interest margin, which was 3.89% in the fourth quarter of 2008, compared to 3.70% in the fourth quarter of 2007. For the full year, net interest margin was 3.81% in 2008, compared to 3.63% in 2007.

Offsetting some of the benefits of improved net interest income was an increase in the provision for loan and lease losses. The provision for loan and lease losses increased to $2.1 million in the fourth quarter of 2008, compared to $479,000 in the fourth quarter of 2007. For the full year, the provision expense was $5.4 million, up from $1.5 million in 2007. Growth in the loan portfolio, trends in asset quality, and general economic conditions all played a role in the increased provision expense for both the quarter and year to date periods. During the fourth quarter, total loans increased by $99.2 million to $1.8 billion, up 5.8% from the third quarter of 2008. For the full year, loans were up $377.4 million, up 26.2% from December 2007.

Mr. Romaine commented, “As one might expect in these challenging economic times, we have seen an increase in net charge-offs and nonperforming assets; however, our credit quality ratios remain manageable and compare favorably to our peers.” Net charge-offs for the 12 months ended December 31, 2008, represented 0.18% of average loans (up from 0.09% in 2007), which compares to a peeri ratio of 0.47%. Nonperforming assets represented 0.56% of total assets as of December 31, 2008 (up from 0.40% at December 31, 2007), which compares to a peer1 ratio of 1.77%.

Noninterest income for the fourth quarter of 2008 was $10.3 million, down from $11.2 million for the same period in 2007. The economic climate has played a role in this trend as investment services fees, service charges on deposit accounts, and card services income, were all down slightly from the fourth quarter of 2007. Noninterest income was also negatively impacted by net mark-to-market losses on securities and liabilities held at fair value of $856,000 in the fourth quarter of 2008, compared to a net loss of $290,000 in the fourth quarter of 2007. Ultimately, as these adjustments are driven by changes in interest rates and spreads, and as it is management’s current intention to hold the underlying financial instruments until they mature, it is expected that these mark-to-market losses will be fully recovered over the life of the underlying financial instruments.

For the full year, noninterest income was $46.0 million in 2008, up 4.5% over the $44.0 million reported for the year in 2007. In aggregate, key fee income categories were relatively unchanged from the prior year, with growth in insurance revenue roughly offsetting declines in investments service revenue and service charges on deposit accounts. Net mark-to-market losses on securities and liabilities held at fair value of $1.2 million in 2008, compared to a net loss of $736,000 in 2007. The year-to-date results benefited from the proceeds received from the Company’s allocation of the Visa, Inc. initial public offering (the Visa IPO) in the first quarter of 2008. First quarter 2008 results include $983,000 of after tax income ($1.6 million pre-tax) related to the Visa IPO. Diluted earnings per share for the year ended December 31, 2008, would have still shown a 5.0% increase over 2007, if results were adjusted for the impact of revenue related to the Visa IPO. See Summary Financial Data for a reconciliation of the amounts.

Noninterest expenses for the fourth quarter of 2008 were $22.7 million, up 16.0% from the same period last year. For the full year ended December 31, 2008, noninterest expenses were $87.1 million, an increase of 11.5% from the same period in 2007. The increase in both the current quarter and year to date periods is largely in the salary and wages and occupancy expense categories. These expenses were directly impacted by the Sleepy Hollow acquisition with the addition of five staffed branches. Comparisons of noninterest expense to prior period results are impacted by a pre-tax expense accrual of $862,000 ($517,000 after-tax) related to Visa litigation indemnification in the fourth quarter of 2007, and a pre-tax charge of $1.2 million ($712,000 after-tax) related to consulting and reorganization expenses associated with profit improvement initiatives that were completed in the third quarter of 2007. See Summary Financial Data for a reconciliation of the amounts.

Mr. Romaine added, “As we continue to see many in the financial services industry report record losses, announce staffing cut backs, and seek capital funding from the Federal government, Tompkins has delivered a year of record earnings, strong business growth, and remains well-capitalized. I am extremely proud of our employees who are responsible for these outstanding results. Current economic forecasts, State budget deficits, volatile interest rates, and uncertain stock market conditions suggest that 2009 will be another challenging year; yet, I feel that our current financial strength, earnings momentum, and diversified revenue sources put Tompkins in a strong position as we enter 2009.”

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company’s subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent Company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. Each Tompkins subsidiary operates with a community focus, meeting the unique needs of the communities served.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

Tompkins Financial Corporation – Condensed Consolidated Statements of Condition (Unaudited)

(In thousands, except share data)	As of 12/31/2008	As of 12/31/2007

ASSETS

Cash and noninterest bearing balances due from banks	$48,133	$46,705
Interest bearing balances due from banks	4,116	3,154
Trading securities, at fair value	38,101	60,135
Available-for-sale securities, at fair value	764,193	639,148
Held-to-maturity securities, fair value of $55,064 at December 31, 2008, and $50,297 at December 31, 2007	54,453	49,593
Loans and leases, net of unearned income and deferred costs and fees	1,817,531	1,440,122
Less: Allowance for loan/lease losses	18,672	14,607

Net Loans and Leases	1,798,859	1,425,515

Bank premises and equipment, net	46,613	44,811
Corporate owned life insurance	34,804	29,821
Goodwill	41,479	22,894
Other intangible assets	5,299	3,497
Accrued interest and other assets	36,672	34,186

Total Assets	$2,867,722	$2,359,459

LIABILITIES, MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES AND SHAREHOLDERS’ EQUITY
Deposits:
Interest bearing:
Checking, savings and money market	$980,011	$741,836
Time	703,107	585,142
Noninterest bearing	450,889	393,848

Total Deposits	2,134,007	1,720,826

Federal funds purchased and securities sold under agreements to repurchase (Valued at fair value: $16,170 at December 31, 2008, and $15,553 at December 31, 2007.)	196,304	195,447
Other borrowings (Valued at fair value: $12,179 at December 31, 2008 and $10,795 at December 31, 2007.)	274,791	210,862
Other liabilities	43,259	33,677

Total Liabilities	$2,648,361	$2,160,812

Minority interest in consolidated subsidiaries	1,452	1,452

Shareholders’ equity:
Common stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 9,727,418 at December 31, 2008; and 9,615,430 at December 31, 2007.	973	962
Additional paid-in capital	152,842	147,657
Retained earnings	73,779	57,255
Accumulated other comprehensive loss	(7,602)	(6,900)
Treasury stock, at cost, 76,881 shares at December 31, 2008, and 70,896 shares at December 31, 2007.	(2,083)	(1,779)

Total Shareholders’ Equity	$217,909	$197,195

Total Liabilities, Minority Interest in Consolidated Subsidiaries And Shareholders’ Equity	$2,867,722	$2,359,459

Tompkins Financial Corporation – Condensed Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)	Three months ended		Twelve months ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007

INTEREST AND DIVIDEND INCOME
Loans	$26,931	$25,077	$102,840	$97,418
Balances due from banks	9	33	133	217
Federal funds sold	0	0	115	217
Trading securities	406	773	1,923	2,762
Available-for-sale securities	8,684	7,755	33,881	29,773
Held-to-maturity securities	503	494	1,891	2,054

Total Interest and Dividend Income	36,533	34,132	140,783	132,441

INTEREST EXPENSE
Deposits:
Time certificates of deposits of $100,000 or more	1,883	3,002	9,039	14,750
Other deposits	5,825	7,827	25,489	30,735
Federal funds purchased and securities sold under agreements to repurchase	1,734	2,059	7,496	8,125
Other borrowings	2,288	1,771	8,369	4,802

Total Interest Expense	11,730	14,659	50,393	58,412

Net Interest Income	24,803	19,473	90,390	74,029

Less: Provision for loan/lease losses	2,105	479	5,428	1,529

Net Interest Income After Provision for Loan/Lease Losses	22,698	18,994	84,962	72,500

NONINTEREST INCOME
Investment services income	3,451	3,818	14,179	14,446
Insurance commissions and fees	2,833	2,606	11,607	11,046
Service charges on deposit accounts	2,529	2,886	10,192	10,401
Card services income	844	867	3,338	3,453
Other service charges	661	709	2,657	2,643
Mark-to-market gain on trading securities	983	392	811	612
Mark-to-market loss on liabilities held at fair value	(1,839)	(682)	(2,001)	(1,348)
Increase in cash surrender value of corporate owned life insurance	361	264	1,448	1,122
Gains on sale of loans	15	8	105	159
Gain on VISA stock redemption	0	0	1,639	0
Other income	440	257	1,583	1,131
Net realized gain on available-for-sale securities	53	96	477	384

Total Noninterest Income	10,331	11,221	46,035	44,049

NONINTEREST EXPENSES
Salary and wages	10,787	8,608	40,140	35,225
Pension and other employee benefits	2,555	2,273	10,307	9,986
Net occupancy expense of bank premises	1,753	1,515	6,839	6,046
Furniture and fixture expense	1,045	972	4,197	3,866
Marketing expense	608	536	2,701	2,284
Professional fees	904	668	3,011	3,258
Software licenses and maintenance	460	516	2,503	2,071
Cardholder expense	305	242	1,225	974
Amortization of intangible assets	306	155	906	653
Other operating expense	4,005	4,103	15,227	13,693

Total Noninterest Expenses	22,728	19,588	87,056	78,056

Income Before Income Tax Expense and Minority Interest in Consolidated Subsidiaries	10,301	10,627	43,941	38,493

Minority interest in consolidated subsidiaries	33	32	297	131
Income Tax Expense	2,994	3,171	13,810	11,991

Net Income	$7,274	$7,424	$29,834	$26,371

Basic Earnings Per Share	$0.75	$0.78	$3.09	$2.72

Diluted Earnings Per Share	$0.74	$0.77	$3.06	$2.70

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

(In thousands, except share and per share data)	Quarter-Ended					Year-Ended

	Dec-08	Sept-08	June-08	Mar-08	Dec-07	Dec-08

Period End Balance Sheet
Securities	$856,747	$800,398	$839,976	$811,627	$748,876	$856,747
Loans and leases, net of unearned income and deferred costs and fees	1,817,531	1,718,378	1,652,831	1,455,570	1,440,122	1,817,531
Allowance for loan/lease losses	18,672	17,306	16,835	14,781	14,607	18,672

Total assets	2,867,722	2,725,014	2,705,196	2,450,413	2,359,459	2,867,722

Total deposits	2,134,007	2,094,647	2,057,244	1,841,045	1,720,826	2,134,007

Federal funds purchased and securities sold under agreements to repurchase	196,304	190,299	203,687	210,079	195,447	196,304
Other borrowings	274,791	185,067	192,638	156,439	210,862	274,791
Shareholders’ Equity	217,909	212,632	203,295	209,688	197,195	217,909

Average Balance Sheet
Average earning assets	$2,613,324	$2,512,077	$2,408,901	$2,233,023	$2,154,891	$2,442,502
Average assets	2,813,158	2,708,126	2,602,914	2,405,040	2,318,558	2,633,020
Average interest-bearing liabilities	2,119,357	2,034,353	1,953,254	1,796,953	1,717,843	1,976,963
Average equity	212,608	205,301	209,403	202,195	191,221	207,382

Share data
Weighted average shares outstanding (basic)	9,683,177	9,668,256	9,650,917	9,602,478	9,560,649	9,651,341
Weighted average shares outstanding (diluted)	9,780,358	9,752,250	9,747,914	9,696,550	9,657,751	9,744,402
Period-end shares outstanding	9,694,772	9,671,379	9,662,547	9,629,693	9,582,783	9,694,772
Book value per share	$22.48	$21.99	$21.04	$21.78	$20.58	$22.48

Income Statement
Net interest income	$24,803	$24,038	$21,910	$19,833	$19,473	$90,390
Provision for loan/lease losses	2,105	1,515	1,183	625	479	5,428
Noninterest income	10,331	11,442	11,553	12,516	11,221	46,035
Noninterest expenses	22,728	22,190	21,758	20,381	19,588	87,056
Minority interest in consolidated subsidiaries	33	117	115	33	32	297
Income tax expense	2,994	3,725	3,288	3,802	3,171	13,810
Net income	7,274	7,933	7,119	7,508	7,424	29,834
Basic earnings per share	$0.75	$0.82	$0.74	$0.78	$0.78	$3.09
Diluted earnings per share	$0.74	$0.81	$0.73	$0.77	$0.77	$3.06

Asset Quality
Net charge-offs	$739	$1,043	$615	$451	$282	$2,848
Nonaccrual loans and leases	15,798	12,463	10,552	9,008	8,890	15,798
Loans and leases 90 days past due and accruing	161	0	1,422	53	312	161
Troubled debt restructurings not included above	69	132	135	139	145	69

Total nonperforming loans and leases	16,028	12,595	12,109	9,200	9,347	16,028

OREO	110	526	481	5	5	110

Nonperforming assets	16,138	13,121	12,590	9,205	9,352	16,138

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

	Quarter-Ended					Year-Ended

	Dec-08	Sept-08	June-08	Mar-08	Dec-07	Dec-08

Credit Quality
Net loan and lease losses/ average loans and leases *	0.17%	0.25%	0.16%	0.13%	0.08%	0.18%

Nonperforming loans and leases/loans and leases	0.88%	0.73%	0.73%	0.63%	0.65%	0.88%
Nonperforming assets/assets	0.56%	0.48%	0.47%	0.38%	0.40%	0.56%
Allowance/nonperforming loans and leases	116.50%	137.40%	139.03%	160.67%	156.27%	116.50%
Allowance/loans and leases	1.03%	1.01%	1.02%	1.02%	1.01%	1.03%

Capital Adequacy (period-end)
Tier I capital / average assets	6.7%	7.0%	7.1%	7.9%	7.9%	6.7%

Total capital / risk-weighted assets	10.6%	10.9%	11.1%	12.4%	12.2%	10.6%

Profitability
Return on average assets *	1.03%	1.17%	1.10%	1.26%	1.27%	1.13%
Return on average equity *	13.61%	15.37%	13.67%	14.93%	15.40%	14.39%

Net interest margin (TE) *	3.89%	3.92%	3.77%	3.68%	3.70%	3.81%

* Quarterly ratios have been annualized

	Quarter-ended					Year-Ended

Non-GAAP Disclosure	Dec-08	Sept-08	June-08	Mar-08	Dec-07	Dec-08

Reported net income	$7,274	$7,933	$7,119	$7,508	$7,424	$29,834
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)				(983)		(983)
Accrual for VISA settlements					517
Subtotal adjustments				(983)	517	(983)
Adjusted net income	$7,274	$7,933	$7,119	$6,525	$7,941	$28,851
Weighted average shares outstanding (diluted)	9,780,358	9,752,250	9,747,914	9,696,550	9,657,751	9,744,402
Adjusted diluted earnings per share	$.74	$.81	$.73	$.67	$.82	$2.96

	Year-to-date period ended

Non-GAAP Disclosure	Dec-08	Dec-07

Reported net income	$29,834	$26,371
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)	(983)	0
Accrual for VISA settlements	0	517
Reorganization related charges (after-tax)	0	712
Subtotal adjustments	(983)	1,229

Adjusted net income	$28,851	$27,600

Weighted average shares outstanding (diluted)	9,744,402	9,781,789
Adjusted diluted earnings per share	$2.96	$2.82

[1] Federal Reserve peer ratio as of September 30, 2008, includes banks and bank holding companies with consolidated assets between $1 billion and $3 billion.